Exhibit 10.17.1

AMENDMENT NO. 1
TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of November 19, 2008, between Southwest Water Company, a Delaware corporation (“Borrower”) and Bank of America, N.A., as Administrative Agent with reference to the Amended and Restated Credit Agreement dated as of February 15, 2008 (the “Credit Agreement”), among Borrower, the Lenders described therein, and the Administrative Agent. Capitalized terms not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

The parties hereto hereby agree with reference to the following facts:

A.            Borrower has publicly announced that it will delay filing its Form 10-Q and the related financial statements for the fiscal quarter ended September 30, 2008, and that it is reviewing prior period financial statements based upon its discovery that certain accounting practices are not appropriate.

B.            Borrower’s audit committee has concluded that the consolidated financial statements for the years ended December 31, 2005, 2006 and 2007 and for each of the fiscal quarters therein, as well as for the quarters ended March 31, 2008 and June 30, 2008 (the “Subject Financial Statements”), should no longer be relied upon and will be restated.

C.            Borrower has also announced that the accounting practices which give rise to the requirement of restatement of the Subject Financial Statements and the delay in the filing of its Form 10-Q for the fiscal quarter ended September 30, 2008 (the “Subject Accounting Practices”) relate to: 1) establishment of the rate of depreciation of assets acquired; and 2) accounting for revenues and related costs associated with the installation of water and sewer taps.

D.            As a result of the foregoing, Borrower is in default of its obligations under the Credit Agreement (collectively, the “Existing Defaults”) (i) pursuant to Sections 8.01(c) of the Credit Agreement, as a result Borrower’s failure to deliver financial statements prepared in accordance with GAAP as required by Section 6.01(a) and Section 6.01(b) of the Credit Agreement for each of the fiscal quarters and fiscal years occurring since the Closing Date, and (ii) pursuant to Section 8.01(d) of the Credit Agreement (in each case, solely by virtue of Borrower’s representations that the Subject Financial Statements were prepared in accordance with GAAP as of the date of their delivery, which have now proven to be inaccurate as a result of the application of the Subject Accounting Practices).

NOW, THEREFORE, Borrower and Administrative Agent, acting with the consent of the Required Lenders pursuant to Section 10.01 of the Credit Agreement, agree as follows:

1.             Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders that:

(a)           Borrower has delivered to the Administrative Agent and the Lenders preliminary financial statements for the fiscal quarter ended September 30, 2008 which, to the best knowledge of Borrower as of November 10, 2008, fairly represent the consolidated financial condition of Borrower as of that date and for the period then ended, in all material respects, in accordance with GAAP.

(b)           In connection with the preliminary financial statements referred to in clause (a) above, Borrower has delivered a preliminary calculation of its compliance in respect of the covenants set forth in Section 6.12 of the Credit Agreement, which is accurate in all material respects as of the date hereof.

(c)           The Existing Defaults and the correction of the Subject Accounting Practices will result in non-cash balance sheet adjustments having an aggregate impact for the period between September 30, 2000 and September 30, 2008 which, to the best knowledge of Borrower, is not in excess of $8,000,000, and will not have a material cash impact in the periods covered by the Subject Financial Statements or subsequent periods.

(d)           Prior to giving effect to this Amendment, no Default or Event of Default has occurred and remains continuing other than the Existing Defaults; and

(e)           Except as detailed in the recitals hereto in respect of the Existing Defaults, each of the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date of this Amendment (other than those representations which relate solely to a prior date, each of which was true as of that date).

2.             Covenant Regarding Delivery of Corrected Subject Financial Statements. Borrower hereby agrees that it shall deliver corrected and restated versions of each of the Subject Financial Statements, and will file its report on form 10-Q for the period ended September 30, 2008, not later than March 31, 2009, and that its failure to observe the covenant set forth in this Section shall constitute an immediate Event of Default.

3.             Waivers. In reliance upon the agreements, representations and warranties set forth below, the Lenders hereby waive the occurrence of each of the Existing Defaults. The waivers set forth herein are one time waivers only and shall apply solely to the Existing Defaults.

4.             Amendment to Definition. The definition of “EBITDA Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows (with the added text in bold and italics for the convenience of the reader):

“EBITDA Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of :

(a) EBITDA for the twelve month period ended on that date minus Maintenance Capital Expenditures made by Borrower and its Subsidiaries during that period (but not less than $1,500,000) minus income taxes paid in Cash by Borrower and its Subsidiaries with respect to that period; to

(b) the sum of (i) all Interest Expense paid or payable in cash during that period, plus (ii) scheduled principal payments in respect of Total Indebtedness during that period (other than any such payments due upon the final maturity of any obligation which is Total Indebtedness), plus (iii) dividends paid in Cash on Equity Interests of Borrower and its Subsidiaries to third parties during that period, plus (iv) mandatory principal prepayments in respect of Subordinated Indebtedness made pursuant to Section 7.11(b) during that period.

provided that in the case of any Material Transaction, the calculation of the foregoing ratio shall be adjusted on a pro forma basis to give effect to the results of operations of each person or assets which are the subject of such Material Transaction.

5.             Amendment to Coverage Ratio. Section 6.12(b) of the Credit Agreement is hereby amended to read in full as follows:

“(b)         EBITDA Coverage Ratio. Maintain an EBITDA Coverage Ratio, of not less than (i) 1.25 to 1.00 as of the last day of each Fiscal Quarter ending before June 30, 2009 and (ii) 1.30 to 1.00 as of the last day of each Fiscal Quarter ending on June 30, 2009 and thereafter.”

6.             Conditions; Effectiveness. The effectiveness of this Amendment shall be subject to the conditions precedent that, on or before the effective date of this Amendment:

(a)             the Administrative Agent shall have received a written consent in the form of Exhibit A hereto executed by each of the parties thereto;

(b)             the Administrative Agent shall have received written consent of the Required Lenders as required under Section 10.01 of the Credit Agreement in the form of Exhibit B hereto; and

(c)             the Administrative Agent shall have received, for the account of each Lender which has executed a consent hereto prior to 12:00 noon (Los Angeles time) on November 19, 2008 (or any extension of such deadline announced at least 24 hours in advance of such deadline), an amendment fee in the amount set forth in a letter agreement with the Administrative Agent (the amount of which has been advised to the Lenders by the Administrative Agent via the Intralinks system).

7.             Effectiveness of the Credit Agreement. Except as hereby expressly amended, the Credit Agreement remains in full force and effect, and is hereby ratified and confirmed in all respects.

8.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

SOUTHWEST WATER COMPANY,
a Delaware corporation,
as Borrower

By:	/s/ Walter J. Bench
Name:	Walter J. Bench
Title:	Treasurer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ken Puro
Name:	Ken Puro
Title:	Vice President

Exhibit A to Amendment

CONSENT OF GUARANTORS

This Consent of Guarantors is delivered with reference to (a) the Amended and Restated Credit Agreement dated as of February 15, 2008 (as heretofore amended, restated, extended, supplemented, or otherwise modified, the “Credit Agreement”), among Southwest Water Company, a Delaware corporation (“Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”) and (b) the Amended and Restated Continuing Guaranty dated as of February 15, 2008, made by each of the undersigned (as heretofore amended, restated, extended, supplemented, or otherwise modified, the “Guaranty”). Capitalized terms not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

Each of the undersigned (i) consents to and approves Borrower’s execution and delivery of the attached Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”), (ii) agrees that such Amendment does not and shall not limit or diminish in any manner the obligations of the undersigned under the Guaranty and that such obligations would not be limited or diminished in any manner even if the undersigned had not executed this Consent of Guarantors, (iii) reaffirms the Guaranty, and (iv) agrees that the Guaranty remains in full force and effect and is hereby ratified and confirmed.

Aqua Services, L.P. no longer exists as an entity having been merged with and into SWWC Services, Inc. on or about July 15, 2008

Dated as of November 18, 2008.

ECO RESOURCES, INC.,
a Texas corporation

By:
Name:
Title:

OPERATIONS TECHNOLOGIES, INC.,
a Georgia corporation

By:
Name:
Title:

SWWC SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit B to Amendment

CONSENT OF LENDER

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 15, 2008 (as heretofore amended, restated, extended, supplemented, or otherwise modified, the “Credit Agreement”), among Southwest Water Company, a Delaware corporation (“Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”). Capitalized terms not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned Lender hereby consents to the execution and delivery of an Amendment No. 1 to Amended and Restated Credit Agreement by Administrative Agent on its behalf, substantially in the form of the most recent draft thereof presented to the undersigned Lender.

Dated as of November 18, 2008.

[Name of Lender]

By:

Name:

Title:

1